Exhibit 99.1

Twitter Reports First Quarter 2014 Results

SAN FRANCISCO, Calif. – Apr. 29, 2014 – Twitter, Inc. (NYSE: TWTR) today announced financial results for the first quarter ended March 31, 2014.

•	Q1 revenue of $250 million, up 119% year-over-year
•	Q1 net loss of $132 million and non-GAAP net income of $183 thousand
•	Q1 GAAP EPS of ($0.23) and non-GAAP EPS of $0.00
•	Q1 adjusted EBITDA of $37 million, representing an adjusted EBITDA margin of 15%

“We had a very strong first quarter. Revenue growth accelerated on a year over year basis fueled by increased engagement and user growth,” said Dick Costolo, CEO of Twitter. “We also continue to rapidly increase our reach and scale. With the integration of MoPub, we now reach more than 1 billion iOS and Android users each month, making us one of the largest in-app mobile ad exchanges in the world and the only one at scale to offer native in-app advertising.”

First Quarter 2014 Financial Summary

(In thousands, except per share data)

	Quarter Ended
	Mar 31, 2014	Mar 31, 2013
GAAP Results
Revenue	$250,492	$114,343
Net loss	$(132,362)	$(27,026)
Diluted net loss per share	$(0.23)	$(0.21)
Non-GAAP Results
Adjusted EBITDA	$36,949	$11,745
Non-GAAP net income (loss)	$183	$(10,524)
Non-GAAP diluted net income (loss) per share	$0.00	$(0.08)

For information regarding the non-GAAP financial measures discussed in this release, please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

First Quarter 2014 Operational Highlights

•	Average Monthly Active Users (MAUs) were 255 million as of March 31, 2014, an increase of 25% year-over-year.
•	Mobile MAUs reached 198 million in the first quarter of 2014, an increase of 31% year-over-year, representing 78% of total MAUs.
•	Timeline views reached 157 billion for the first quarter of 2014, an increase of 15% year-over-year.
•	Advertising revenue per thousand timeline views reached $1.44 in the first quarter of 2014, an increase of 96% year-over-year.

First Quarter 2014 Product Highlights

•

Twitter continued to improve its experience for new and existing users by enhancing push notifications, reducing the number of steps in the sign-up process for Android users, and allowing users to link their mobile address book with their Twitter accounts to find people they know on Twitter more quickly.

•

Twitter expanded its global media partnerships with Kantar, GfK and Nielsen to bring Twitter TV measurement to even more regions of the world including Europe, Australia, and parts of Africa and Southeast Asia.

•

Twitter launched improved tools for advertisers, allowing them to create tailored audiences from email lists and CRM databases, target TV conversations for Spanish-language television, and connect with users through Promoted Accounts in search.

First Quarter 2014 Financial Highlights

Revenue – Revenue for the first quarter of 2014 totaled $250 million, an increase of 119% compared to $114 million in the same period last year.

•	Advertising revenue totaled $226 million, an increase of 125% year-over-year.
•	Mobile advertising revenue was approximately 80% of total advertising revenue.
•	Data licensing and other revenue totaled $24 million, an increase of 76% year-over-year.
•	International revenue totaled $70 million, an increase of 183% year-over-year. International revenue was 28% of total revenue.

Net loss – GAAP net loss was $132 million for the first quarter of 2014 compared to a net loss of $27 million in the same period last year. Twitter’s GAAP net loss included $126 million of stock-based compensation expense.

Adjusted EBITDA – Adjusted EBITDA was $37 million for the first quarter of 2014 compared to $12 million in the same period last year.

Non-GAAP net income / loss – Non-GAAP net income was $183 thousand for the first quarter of 2014 compared to a Non-GAAP net loss of $11 million in the same period last year.

EPS – Basic and diluted GAAP EPS was ($0.23) for the first quarter of 2014 compared to ($0.21) in the same period last year.

Non-GAAP EPS – Non-GAAP EPS was $0.00 for the first quarter of 2014 compared to ($0.08) in the year ago period.

Capital expenditures – Purchases of property and equipment for the first quarter of 2014 were $50 million. Additionally, $17 million of equipment was financed through capital leases during the first quarter of 2014.

Cash, cash equivalents and marketable securities – As of March 31, 2014, cash, cash equivalents and marketable securities were approximately $2.2 billion, compared to $2.2 billion as of December 31, 2013.

Outlook

Twitter’s outlook for the second quarter of 2014 is as follows:

•	Revenue is projected to be in the range of $270 million to $280 million.
•	Adjusted EBITDA is projected to be in the range of $25 million to $30 million.
•

Stock-based compensation expense is projected to be in the range of $170 million to $180 million excluding the impact of equity awards that may be granted in connection with potential future acquisitions.

Twitter’s outlook for the full year of 2014 is as follows:

•	Revenue is projected to be in the range of $1,200 million to $1,250 million.
•	Adjusted EBITDA is projected to be in the range of $180 million to $205 million.
•	Capital expenditures are projected to be in the range of $330 million to $390 million.
•

Stock-based compensation expense is projected to be in the range of $640 million to $690 million excluding the impact of equity awards that may be granted in connection with potential future acquisitions.

Webcast and Conference Call Details

Twitter will host a conference call today, Tuesday, April 29, 2014, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss financial results. Questions submitted via Twitter, directed to @TwitterIR, using the hashtag #TWTRearnings will be considered during the Q&A portion of the conference call in addition to questions submitted by conference call participants. A live webcast of the conference call, Twitter’s financial results and supplemental slides will be accessible from the Investor Relations page of Twitter’s website at investor.twitterinc.com. A replay will be archived and accessible at the same website after the conference call. Twitter has used, and intends to continue to use, its Investor Relations website (investor.twitterinc.com), as well as certain Twitter accounts (@dickc, @twitter and @twitterIR), as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Twitter, Inc.

Twitter (NYSE: TWTR) is a global platform for public self-expression and conversation in real time. By developing a fundamentally new way for people to create, distribute and discover content, we have democratized content creation and distribution, enabling any voice to echo around the world instantly and unfiltered. The service can be accessed at Twitter.com, via the Twitter mobile application and via text message. Available in more than 35 languages, Twitter has 255 million monthly active users. For more information, visit discover.twitter.com or follow @twitter.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Twitter’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, Twitter’s expectations regarding its revenue, adjusted EBITDA, capital expenditures and stock-based compensation expense for the second quarter and full year 2014.  Twitter’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility that:  our user base and engagement do not continue to grow; advertisers reduce or discontinue their spending on Twitter; data partners reduce or discontinue their purchases of data licenses from Twitter; and Twitter experiences expenses that exceed its expectations. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Twitter’s Annual Report filed with the Securities and Exchange Commission on March 6, 2014. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014. The forward-looking statements in this press release are based on information available to Twitter as of the date hereof, and Twitter disclaims any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures

To supplement Twitter’s financial information presented in accordance with generally accepted accounting principles in the United States, or GAAP, Twitter considers certain financial measures that are not prepared in accordance with GAAP, including adjusted EBITDA, non-GAAP net income (loss), and non-GAAP EPS. Twitter defines adjusted EBITDA as net loss adjusted to exclude stock-based compensation expense, depreciation and amortization expense, interest and other expenses and provision (benefit) for income taxes; and Twitter defines non-GAAP net income (loss) as net loss adjusted to exclude stock-based compensation expense, amortization of acquired intangible assets and the income tax effects related to acquisitions.

Twitter uses the non-GAAP financial measures of adjusted EBITDA, non-GAAP net income (loss) and non-GAAP EPS in evaluating its operating results and for financial and operational decision-making purposes.  Twitter believes that adjusted EBITDA, non-GAAP net income (loss) and non-GAAP EPS help identify underlying trends in its business that could otherwise be masked by the effect of the expenses that we exclude in adjusted EBITDA, non-GAAP net income (loss) and non-GAAP EPS. Twitter also believes that adjusted EBITDA, non-GAAP net income (loss) and non-GAAP EPS provide useful information about its operating results, enhance the overall understanding of Twitter’s past performance and future prospects and allow for greater transparency with respect to key metrics used by Twitter’s management in its financial and operational decision-making. Twitter uses these measures to establish budgets and operational goals for managing its business and evaluating its performance.  Twitter is presenting these non-GAAP financial measures to assist investors in seeing Twitter’s operating results through the eyes of management, and because it believes that these measures provide an additional tool for investors to use in comparing Twitter’s core business operating results over multiple periods with other companies in its industry.

These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

For future periods, Twitter is unable to provide a reconciliation of adjusted EBITDA to net loss as a result of the uncertainty regarding, and the potential variability of, depreciation and amortization expense, interest and other expenses and provision (benefit) for income taxes, that are expected to be incurred in the future.

Contacts

Investors:
Nils Erdmann

ir@twitter.com

Press:
Jim Prosser

jprosser@twitter.com

TWITTER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$960,755	$841,010
Short-term investments	1,215,840	1,393,044
Accounts receivable, net	237,860	247,328
Prepaid expenses and other current assets	90,925	93,297
Total current assets	2,505,380	2,574,679
Property and equipment, net	383,272	332,662
Intangible assets, net	71,451	77,627
Goodwill	363,477	363,477
Other assets	32,629	17,795
Total assets	$3,356,209	$3,366,240
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$19,714	$27,994
Accrued and other current liabilities	151,284	110,310
Capital leases, short-term	90,253	87,126
Total current liabilities	261,251	225,430
Capital leases, long-term	102,534	110,520
Deferred and other long-term tax liabilities, net	29,574	59,500
Other long-term liabilities	26,004	20,784
Total liabilities	419,363	416,234
Stockholders' equity:
Common stock	3	3
Additional paid-in capital	4,064,127	3,944,952
Accumulated other comprehensive loss	(296)	(323)
Accumulated deficit	(1,126,988)	(994,626)
Total stockholders' equity	2,936,846	2,950,006
Total liabilities and stockholders' equity	$3,356,209	$3,366,240

TWITTER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Revenue	$250,492	$114,343
Costs and expenses
Cost of revenue	85,503	41,255
Research and development	149,391	47,574
Sales and marketing	106,235	32,439
General and administrative	38,734	16,982
Total costs and expenses	379,863	138,250
Loss from operations	(129,371)	(23,907)
Interest income (expense), net	(2,567)	(1,233)
Other income (expense), net	798	(1,529)
Loss before income taxes	(131,140)	(26,669)
Provision for income taxes	1,222	357
Net loss	$(132,362)	$(27,026)
Net loss per share:
Basic and diluted	$(0.23)	$(0.21)
Weighted-average shares used to compute net loss per share:
Basic and diluted	570,205	127,456

TWITTER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(132,362)	$(27,026)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	39,951	22,730
Stock-based compensation expense	126,369	12,922
Provision for bad debt	778	226
Deferred income tax benefit	10	(436)
Non-cash acquisition-related costs	—	566
Amortization of investment premium and other	2,255	1,649
Changes in operating assets and liabilities:
Accounts receivable	8,861	(972)
Prepaid expenses and other assets	(30,415)	(3,724)
Accounts payable	(303)	(4,420)
Accrued and other liabilities	27,539	1,100
Net cash provided by operating activities	42,683	2,615
Cash flows from investing activities:
Purchases of property and equipment	(49,620)	(11,622)
Purchases of marketable securities	(470,750)	(140,768)
Proceeds from maturities of marketable securities	477,333	70,191
Proceeds from sales of marketable securities	168,138	6,000
Restricted cash	(12,138)	(1,125)
Business combinations, net of cash acquired and purchases of intangible assets	—	178
Net cash provided by (used in) investing activities	112,963	(77,146)
Cash flows from financing activities:
Taxes paid related to net share settlement of equity awards	(15,140)	—
Repayments of capital lease obligations	(21,521)	(14,658)
Proceeds from exercise of stock awards net of repurchase	1,350	4,739
Payments of offering costs	(1,162)	—
Net cash used in financing activities	(36,473)	(9,919)
Net increase (decrease) in cash and cash equivalents	119,173	(84,450)
Foreign exchange effect on cash and cash equivalents	572	(630)
Cash and cash equivalents at beginning of period	841,010	203,328
Cash and cash equivalents at end of period	$960,755	$118,248
Supplemental cash flow data
Common and convertible preferred stock issued in connection with acquisitions	$—	$105,467
Equipment purchases under capital leases	$16,957	$29,986
Changes in accrued equipment purchases	$11,051	$3,889

TWITTER, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Non-GAAP net income (loss) and net income (loss) per share:
Net loss	$(132,362)	$(27,026)
Stock-based compensation expense	126,369	12,922
Amortization of acquired intangible assets	6,176	3,876
Income tax effects related to acquisitions	—	(296)
Non-GAAP net income (loss)	$183	$(10,524)
GAAP diluted shares	570,205	127,456
Dilutive equity awards(1)	111,787	—
Non-GAAP diluted shares	681,992	127,456
Non-GAAP diluted net income (loss) per share	$0.00	$(0.08)
Adjusted EBITDA:
Net loss	$(132,362)	$(27,026)
Stock-based compensation expense	126,369	12,922
Depreciation and amortization expense	39,951	22,730
Interest and other expense	1,769	2,762
Provision for income taxes	1,222	357
Adjusted EBITDA	$36,949	$11,745
Stock-based compensation expense by function:
Cost of revenue	$9,831	$484
Research and development	78,318	8,425
Sales and marketing	27,801	2,065
General and administrative	10,419	1,948
Total stock-based compensation expense	$126,369	$12,922
Amortization of acquired intangible assets by function:
Cost of revenue	$4,140	$3,876
Research and development	140	—
Sales and marketing	1,896	—
General and administrative	—	—
Total amortization of acquired intangible assets	$6,176	$3,876
(1)	Gives effect to potential common stock instruments such as stock options, RSUs, unvested restricted stock and warrant.